--------------------------------------------------------------------------------


                        INSURANCE MANAGEMENT AGREEMENT

                                     among

                             MAX RE MANAGERS LTD.

                              MAX RE CAPITAL LTD.

                      BAYERISCHE HYPO- UND VEREINSBANK AG

                                      and

                           GRAND CENTRAL RE LIMITED

                           Dated as of May 10, 2001


--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS AND INTERPRETATION........................................................................1

   Section 1.1        Definitions.................................................................................1
   Section 1.2        Other Definition and Interpretation Provisions..............................................4

ARTICLE II - APPOINTMENT AS MANAGER; ANNUAL BUSINESS PLAN; PERFORMANCE STANDARDS; BOARD SUPERVISION; DELEGATION...4

   Section 2.1        Appointment as Manager......................................................................4
   Section 2.2        Annual Business Plan........................................................................7
   Section 2.3        Performance Standards.......................................................................8
   Section 2.4        Board Supervision...........................................................................8
   Section 2.5        Delegation of Authority.....................................................................8
   Section 2.6        Intention of the Parties....................................................................9

ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................................9

   Section 3.1        Representations of the Manager..............................................................9
   Section 3.2        Representations of the Company.............................................................10
   Section 3.3        Section 3.3 Covenants of the Manager.......................................................10
   Section 3.4        Section 3.4 Covenants of the Company.......................................................11

ARTICLE IV - BOOKS AND RECORDS...................................................................................11

   Section 4.1        Books and Records..........................................................................11
   Section 4.2        Company Property...........................................................................12

ARTICLE V - MANAGER COMPENSATION.................................................................................12

   Section 5.1        In General.................................................................................12
   Section 5.2        Flat Fee...................................................................................12
   Section 5.3        Reserve-based Fee..........................................................................12
   Section 5.4        Fee for HVB Introduced Business............................................................13
   Section 5.5        Fee Refund.................................................................................13
   Section 5.6        Services Covered by Fees...................................................................13
   Section 5.7        Additional Direct Expenses Payable by the Company..........................................14

ARTICLE VI - ACCESS TO EMPLOYEES; EXAMINATION; AUDIT.............................................................14

   Section 6.1        Access to Employees and Books and Records..................................................14
   Section 6.2        Examination................................................................................14
   Section 6.3        Audit......................................................................................14

ARTICLE VII - INDEMNIFICATION AND INSURANCE......................................................................14

   Section 7.1        Indemnification by Max Re Parent and the Manager...........................................14
   Section 7.2        Indemnification by the Company.............................................................15
   Section 7.3        Indemnification by HVB.....................................................................15
   Section 7.4        Indemnification Procedures.................................................................16
   Section 7.5        Insurance Requirements.....................................................................17
   Section 7.6        Certificates of Insurance..................................................................18

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                                       i
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
ARTICLE VIII - TERM AND TERMINATION..............................................................................18

   Section 8.1        Term.......................................................................................18
   Section 8.2        Termination On Notice......................................................................18
   Section 8.3        Termination by the Company For Cause.......................................................18
   Section 8.4        Termination by the Manager For Cause.......................................................19
   Section 8.5        Performance During Period of Notice........................................................19
   Section 8.6        No Prejudice...............................................................................20

ARTICLE IX - TRANSFER OF EXISTING COMPANY BUSINESS...............................................................20

   Section 9.1        In General.................................................................................20
   Section 9.2        Max Re Right to Bid........................................................................20

ARTICLE X - EFFECT OF TERMINATION................................................................................20

   Section 10.1       Fees.......................................................................................20
   Section 10.2       Return of Books and Records................................................................20
   Section 10.3       Survival...................................................................................21

ARTICLE XI - CONFIDENTIALITY.....................................................................................21

   Section 11.1       In General.................................................................................21
   Section 11.2       Exceptions.................................................................................21

ARTICLE XII - ARBITRATION........................................................................................22

   Section 12.1       Arbitration................................................................................22
   Section 12.2       Arbitrators................................................................................22
   Section 12.3       Qualification of Arbitrators...............................................................22
   Section 12.4       Procedure..................................................................................23
   Section 12.5       Arbitration Award..........................................................................23
   Section 12.6       Consolidated Proceedings...................................................................23

ARTICLE XIII - GENERAL...........................................................................................23

   Section 13.1       Relationship of the Parties................................................................23
   Section 13.2       Notices....................................................................................23
   Section 13.3       Governing Law..............................................................................26
   Section 13.4       No Waiver..................................................................................26
   Section 13.5       Offset.....................................................................................26
   Section 13.6       Counterparts...............................................................................26
   Section 13.7       Severability...............................................................................26
   Section 13.8       Assignment and Third Party Beneficiaries...................................................26
   Section 13.9       Integration: Amendment: Reliance...........................................................26

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                                      ii

         INSURANCE MANAGEMENT AGREEMENT, dated as of May 10, 2001 between MAX RE MANAGERS LTD., a company incorporated under the laws of Bermuda (the "Manager"), MAX RE CAPITAL LTD., a company incorporated under the laws of Bermuda ("Max Re Parent"), BAYERISCHE HYPO- UND VEREINSBANK AG, a company incorporated under the laws of Germany ("HVB") and GRAND CENTRAL RE LIMITED, a company incorporated under the laws of Bermuda (the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Company is authorized to transact various classes of insurance and reinsurance business in accordance with applicable law;

         WHEREAS, the Manager carries on the business of administration in respect of insurance and reinsurance companies; and

         WHEREAS, the Company desires to appoint the Manager to provide certain management services in respect of the Company's Business.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                   ARTICLE I- DEFINITIONS AND INTERPRETATION

         Section 1.1       Definitions.

         As used herein for purposes of this Agreement hereto, the following terms have the following respective meanings:

         "Affiliate": with respect to any Person, a Person who, directly or
          ---------
indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Agreement": this Agreement and the Appendices and Schedules attached
          ---------
hereto.

         "Agreement Quarter": each 3 month period beginning January 1, April 1,
          -----------------
July 1 and October 1. The first Agreement Quarter begins on the Effective Date.

         "Agreement Year": the period beginning 12:01 A.M., New York time,
          --------------
January 1 of one year and ending on 12:01 A.M., New York time, January 1 of the immediately succeeding year. The first Agreement Year begins on the Effective Date.

         "Annual Business Plan": as defined in Section 2.3.
          --------------------

         "Asset/Surplus Ratio": the ratio of (i) invested assets to (ii) total
          -------------------
capital and surplus of the Company.


         "Books and Records": all materials, books and records and Data in
          -----------------
whatever form or medium:

         (i) furnished by the Company to the Manager in connection with the performance by the Manager of its obligations under this Agreement;

         (ii) generated by the Manager in connection with the performance by the Manager of its obligations under this Agreement; or

          (iii) that in any way pertain to the performance of the obligations of the Manager under this Agreement

, including books of account, Insurance and Reinsurance Contracts entered into by the Company and all correspondence related thereto, underwriting files, claim and reserving files, data on premium and claim payments and any and all materials, books and records and Data relating to Company's Business. "Books and Records" do not include Systems.

         "Business Day": a day on which banks generally are open in the City of
          ------------
New York and Hamilton, Bermuda for the transaction of normal banking business (other than a Saturday or Sunday).

         "Company": as defined in the introductory paragraph of this Agreement.
          -------

         "Company Business": the insurance and reinsurance business of the
          -----------------
Company.


         "Confidential Information": as defined in Section 11.1.
          ------------------------

         "Data": all data of the Company's Business which is processed by or
          ----
stored on the System.


         "Disclosing Party": as defined in Section 11.1.
          ----------------

         "Effective Date": January 1, 2001.
          --------------

         "Existing Company Business": as defined in Section 9.2.
          -------------------------

         "Governmental Authority": any nation or government, any state or other
          ----------------------
political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "Gross Premium Target Amounts": for the one calendar year period ending
          ----------------------------
December 31, 2001, $100 million, for the two calendar year period ending December 31, 2002, $300 million, and for all calendar years ending thereafter, the gross premium targets for business of the Company as set forth in the Annual Business Plan.

         "HVB": as defined in the introductory paragraph of this Agreement.
          ---

         "HVB Introduced Business": the insurance and reinsurance business introduced from time to time to the Company by HVB or its Affiliates, including, without limitation, such as may consist of related party bank or corporate owned life insurance or other related-party business.

         "Indemnified Party": as defined in Section 7.3.
          -----------------

         "Indemnifying Party": as defined in Section 7.3.
          ------------------

         "Insurance and Reinsurance Contracts": policies of insurance, contracts
          -----------------------------------
of reinsurance and slips, binders, endorsements, riders and other insurance or reinsurance documents.

         "Liabilities. Actions and Damages": all claims, liabilities,
          --------------------------------
obligations, fines, penalties, demands, causes of action, suits, judgments, losses, injuries, damages, costs and expenses of whatsoever kind and nature (including, without limitation, costs of investigation, defense, settlement and reasonable attorneys' fees).

         "Litigation": any action, cause of action, claim, demand, suit,
          ----------
proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority .

         "Manager": as defined in the introductory paragraph of this Agreement.
          -------

         "Max Re": Max Re Ltd.
          ------

         "Max Re Group": as defined in Section 2.2.
          ------------

         "Max Re's Own Originated Business": as defined in Section 2.6.
          --------------------------------

         "Max Re Parent": as defined in the introductory paragraph of this
          -------------
Agreement.

         "Max Re Parent Agreement": the Stock Purchase and Subscription
          -----------------------
Agreement, dated as of April 17, 2001, between Max Re Parent and HVB with respect to the purchase by HVB of shares of capital stock of Max Re Parent.

         "Person": includes an individual, firm, corporation, partnership,
          ------
limited liability company, trust, association, unincorporated association, Governmental Authority or other entity or body of persons.

         "Receiving Party": as defined in Section 11.1.
          ---------------

         "Representatives": as defined in Section 11.1.
          ---------------

         "Reserves": as defined in Section 5.3.
          --------

         "Shareholders": the shareholders of the Company.
          ------------

         "Stock Purchase and Subscription Agreement": the Stock Purchase and
          -----------------------------------------
Subscription Agreement among HVB, Max Re Parent, Max Re and the Manager, dated as of April 17, 2001 with respect to the organization of, and subscription for shares of, the Company.

         "System": any system created or utilized by the Manager in the
          ------
performance of its obligations under this Agreement, which systems include computer programs, computer equipment, formats, risk data report formats, procedures, documentation and internal reports.

         "Term": the period from the 12:01 A.M., New York time on the Effective
          ----
Date to 11:59 P.M. on the effective date of termination of this Agreement in accordance with Article VIII.

         Section 1.2       Other Definition and Interpretation Provisions.
                           ----------------------------------------------

                 (a) The headings of the sections of this Agreement are solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

                 (b) All terms defined in this Agreement shall have the defined meaning when used in any schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein.

                 (c) The term "including" means "including but not limited to."

                 (d) Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified, supplemented or re-enacted (including any successor section) and in effect from time to time.

                 (e) Words denoting the singular number include the plural and vice versa.

                  (f) Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders.

                  (g) This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the party causing the drafting of the provision in question.

    ARTICLE II - APPOINTMENT AS MANAGER; ANNUAL BUSINESS PLAN; PERFORMANCE
                   STANDARDS; BOARD SUPERVISION; DELEGATION

         Section 2.1       Appointment as Manager.

         The Company appoints and authorizes the Manager during the Term of this Agreement to provide the day-to-day management and administration of the Company and the day-to-day carrying on of the Company Business, including:

                 (a) acting as Principal Representative of the Company in accordance with the provisions of the Insurance Act 1978 and regulations promulgated thereunder;

                 (b) maintaining a principal office in Bermuda on behalf of the Company;

                 (c) preparing the Annual Business Plan, incorporating investment elements from the Investment Manager, for presentation and approval by the Board of Directors of the Company;

                 (d) sourcing appropriate Insurance and Reinsurance Contracts in accordance with the Annual Business Plan for the Company to undertake;

                 (e) providing all necessary financial, underwriting and actuarial analysis of any potential Insurance and Reinsurance Contracts;

                 (f) maintaining and servicing Insurance and Reinsurance Contracts related to the Company's Business, including issuing, countersigning. endorsing, and terminating or canceling such contracts and issuing notices of cancellation under such contracts;

                 (g) investigating, adjusting and settling claims under Insurance and Reinsurance Contracts entered into by the Company, including defending losses under such contracts and negotiating and executing commutations of Insurance and Reinsurance Contracts entered into by the Company;

                 (h) in conjunction with the Company auditors and attorneys, monitoring and advising the directors and officers of the Company regarding legal and regulatory requirements applicable to the Company and assisting the Company in complying with such requirements;

                 (i) billing, receiving, and rendering receipts for and processing such premium and loss funds on Insurance and Reinsurance Contracts entered into by the Company as may be required;

                 (j) preparing and executing forms of Insurance and Reinsurance Contracts to be issued by the Company;

                 (k) maintaining such records, ledgers and books of account, with respect to the Company and the Company's Business as will constitute a complete and current record of the financial condition of the Company in accordance with established accounting principles applicable to the business of insurance and reinsurance, as directed by the Company's directors and officers;

                 (l) preparing comprehensive monthly financial statements including profit and loss and balance sheet statements, cash flow statements, statistical reports and information (including information on outstanding loss reserves, reserves for incurred but not reported losses and expenses) with respect to the Company and the Company's Business as may be required by law or requested by the Company;

                (m) preparing and filing all Bermuda government insurance reports and returns on behalf of the Company and the Company's Business;

                (n) preparing, filing and paying all required tax reports and returns relating to the Company's Business;

                (o) planning, coordinating and attending meetings of the Company's Board of Directors;

                (p) planning and testing annually disaster recovery operations;

                (q) planning, coordinating and attending the Company's annual general meeting;

                (r) negotiating with third parties for the provision of such other services to the Company that the Company specifically requests;

                (s) making withdrawals from time to time in accordance with written authorization procedures established by the Company from any bank account or accounts established by the Company in order to pay in a timely manner, the necessary, reasonable and proper expenses of the Company (it being understood that any interest that accrues on funds in such account or accounts shall be the sole property of the Company). Such expenses shall include:

                        (i) claim payments under Insurance and Reinsurance Contracts entered into by the Company;

                        (ii)     management fees to be paid, provided that
                                                             --------
                payment of such management fees have first been approved by the Board of Directors of the Company;

                        (iii)    banking service fees;

                        (iv)     fees of the Secretary of the Company;

                        (v) fees of the firm of auditors or chartered accountants of the Company;

                        (vi) fees and taxes to appropriate regulatory authorities of Bermuda;

                        (vii)    fees of Bermuda directors of the Company;

                        (viii)   communication costs;

                        (ix) travel and entertainment costs incurred by officers of the Company; and

                        (x) other necessary expenses, as may be determined by the Company.

                (t) depositing all premiums and other sums collected or received on the Company's behalf by the Manager directly and immediately in an account or accounts established by the Company, in the Company's name and for the Company's benefit, it being understood that in no event and for no period of time may any such premiums or other sums be deposited in an account in the name or for the benefit of any Person other than the Company;

                (u) coordinating and cooperating with representatives, including auditors, of the Company and HVB, providing such access to Max Re's books and records and personnel as may be reasonably necessary or desirable for HVB to monitor its investment in the Company, evaluate the risks, systems and business of the Company and develop the capability of employees of the Company to carry out such functions;

                (v) undertaking the maintenance of the general ledger of the Company, including the movement of cash in and out of the bank accounts and/or the movement of securities in unregistered form;

                (w) providing HVB, in its capacity as investment manager of the Company, with cash demand forecasts so that HVB has time to arrange the liquidation of sufficient investments to meet the Company's needs;

                (x) undertaking the negotiation of all trust agreements needed in connection with the collateralization of Insurance and Reinsurance Contracts and their analysis as to the use of trust or other type of vehicle which may be appropriate in the circumstances; and

                (y) annually engaging an independent actuary or accountant to conduct an audit to confirm that the insurance and reinsurance business (including life and annuity, property/casualty and other lines of insurance business) generated by Max Re Group for the Company reflects the percentage and type of insurance and reinsurance business set forth in the Annual Business Plan and written by Max Re for its own account, subject to the Gross Premium Target Amounts.

         Section 2.2     Annual Business Plan.
                         --------------------

                 (a)     Manager to Propose Annual Business Plan.

         On an annual basis, the Manager will propose for the Shareholders' review and majority approval an annual business plan for the Company for the following financial year which will detail the anticipated business of the Company for such year, including:

                         (i) the percentage (not being less than 15%, unless a majority of the Board of Directors of the Company decide on a lesser percentage due to the leverage of the Company) and type of insurance and reinsurance business (including underwriting guidelines, risk profiles and risk objectives) which will be sourced by Max Re or Max Re Parent or its Affiliates (collectively the "Max Re Group") and allocated to the Company, relative to the total insurance liabilities of Max Re Group;

                         (ii) the investment guidelines and objectives for the management of the assets of the Company, as provided by HVB;

                         (iii) the total leverage which the Company will employ (both in relation to premium volume and total liabilities) in the execution of its insurance business; and

                         (iv) all other material operational matters affecting the Company.

                  (b)      Annual Business Plan Defined.

         The first annual business plan and each subsequent annual business plan proposed by the Manager pursuant to this Section 2.2 and approved by the Shareholders shall be referred to herein as an "Annual Business Plan".

         Section 2.3       Performance Standards.
                           ---------------------

                 During the Term of this Agreement, the Manager shall be subject to the following performance standards:

                 (a) The Manager shall perform all of its obligations under this Agreement:

                       (i)      to the best of its professional ability;

                       (ii) in accordance with the standard of care of a professional insurance manager; and

                       (iii) with that degree of knowledge, skill and judgment which is exercised by it with respect to its own business and the business of its parent and insurance and reinsurance Affiliates.

                 (b) The Manager shall comply with all applicable laws, rules and regulations in respect of all activities conducted by it under this Agreement.

         Section 2.4       Board Supervision.
                           -----------------

         The Manager shall be subject to the general supervision and specific directions of the Board of Directors of the Company or their designees.

         Section 2.5       Delegation of Authority.
                           -----------------------

                 (a) The Manager shall not delegate or subcontract any of its obligations to be performed hereunder to any other entity or individual without the prior consent of the Company.

                 (b) Notwithstanding the prohibition set forth in Section 2.5(a), the Manager may delegate from time to time its obligations to be performed hereunder to one or more professional independent advisors, including, without limitation, independent actuaries, accountants, claims adjusters and attorneys, provided that the Manager
                                                      --------
         shall remain responsible for performance of the obligations so delegated.

        Section 2.6     Intention of the Parties.
                         ------------------------

                 (a) Without prejudice to the terms of this Agreement, the Stock Purchase and Subscription Agreement or the terms of the Ancillary Agreements (as defined in the Stock Purchase and Subscription Agreement), it is the intent of the parties that:

                         (i) Max Re will participate pro rata with the Company on the same terms and conditions on all transactions that the Manager sources for the Company, to further ensure an alignment of interests of Max Re and the Company.

                         (ii) The total insurance liabilities sourced by the Manager and allocated to the Company will be 15% or more of the total insurance liabilities of the Max Re Group, as set out and agreed in the Annual Business Plan.

                         (iii) Subject to item (i) of this Subsection, at least 50% of the total insurance liabilities sourced by the Manager on behalf of the Company will be insurance or reinsurance written directly by the Company and/or insurance or reinsurance fronted by Max Re and retroceded to the Company on certain transactions where the Company is deemed not to be an acceptable counterparty.

                         (iv) Subject to Item (i) of this Subsection, the remainder of the total insurance liabilities sourced by the Manager on behalf of the Company will be a quota share retrocession from Max Re on insurance or reinsurance that Max Re would have written solely for its own account, in the absence of this Agreement ("Max Re's Own Originated
                                              -----------------------
                  Business").
                  --------

                  (b)      In light of Subsection (a) of this Section:

                           (i) the retrocession of Max Re's Own Originated Business is likely to represent less than 50% of the Company's total insurance liabilities and less than 8% of Max Re's Own Originated Business; and

                           (ii) total cessions from Max Re to the Company, inclusive of fronted insurance and reinsurance transactions, is likely to represent 12% or less of Max Re's total insurance liabilities.

     ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.1       Representations of the Manager.
                       ------------------------------

         The Manager represents and warrants as of the date hereof as follows:

              (a) The Manager is a company duly incorporated, validly existing and in good standing under the laws of Bermuda.

              (b) The execution, delivery and performance by the Manager of this Agreement are within the Manager's corporate powers, have been duly authorized by all necessary corporate action, do not contravene

                    (i)    the Manager's memorandum of association or bye-laws;
                or

                    (ii) law or any regulation or contractual restriction binding on or affecting the Manager.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Manager of this Agreement except for such filings with, and approvals of such Governmental Authorities as will have been made and obtained prior to the Effective Date.

                    (d) This Agreement is the legal, valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

                    (e) The Manager is registered as an Insurance Manager under the Insurance Act 1978 and the regulations promulgated thereunder.

        Section 3.2    Representations of the Company.
                       ------------------------------

        The Company represents and warrants as of the date hereof as follows:

            (a) The Company is a company duly incorporated, validly existing and in good standing under the laws of Bermuda;

            (b) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not contravene;

                     (i)    the Company's memorandum of association or bye-laws;
         or

                     (ii) law or any regulation or contractual restriction binding on or affecting the Company.

         (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of this Agreement except for such filings with, and approvals of such Governmental Authorities as will have been made and obtained prior to the Effective Date;

         (d) This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 3.3       Section 3.3 Covenants of the Manager.
                  ------------------------------------
The Manager covenants that, during the Term of this Agreement:

         (a) the Manager shall within three (3) months after accepting a risk on behalf of the Company, present such risk to the Company's Board of Directors together with detailed analyses regarding the risk exposure insured by the Company;

         (b) unless otherwise approved by the Board of Directors of the Company, the Manager shall apply the same reserving policy to each Insurance and Reinsurance Contract entered into by the Company as Max Re applies to Max Re and insurance and reinsurance Affiliates of Max Re Parent;

         (c) notwithstanding the Gross Premium Target Amounts, the Manager shall use commercially reasonable efforts in the conduct of the business of the Company (unless the contrary is set forth in the applicable Annual Business Plan or approved by the Company's Board of Directors) to achieve as a target a Asset/Surplus Ratio of no greater than three-to-one (3:1) based on the capital and surplus shown in the most recently available quarterly financial statements of the Company; and

         (d) it has or will at the time of performance have the necessary knowledge, skills, facilities, licenses and authorizations to perform its obligations to the Company under this Agreement.

Section 3.4    Section 3.4 Covenants of the Company.
               ------------------------------------
The Company covenants that, during the Term of this Agreement:

         (a) it shall keep the Manager informed or cause to be kept informed of all material developments relating to the Company's Business;

         (b) it shall comply promptly with any reasonable request for instructions or information which the Manager may make in order to perform its obligations under this Agreement in an efficient manner and in compliance with applicable Bermuda law;

         (c) it shall promptly furnish the Manager with a copy of all minutes of the meetings of and the resolutions adopted by the Board of Directors of the Company and the committees thereof, but only to the extent that the Manager was not present at any such meeting; and

         (d) in the event that a ceding company does not accept the Company as a direct reinsurer and Max Re Parent causes Max Re to accept the entire risk for Max Re's own account and causes Max Re to retrocede to the Company the percentage of insurance and reinsurance business set forth in the Annual Business Plan, then the Company shall provide back-to-back letter of credit or trust arrangements in accordance with market standards for the liabilities retroceded from Max Re to the Company.

                         ARTICLE IV - BOOKS AND RECORDS

        Section 4.1      Books and Records.
                         -----------------

                (a) The Manager shall keep, in a manner and form approved by or acceptable to the Company, true and complete Books and Records of all the Company's Business conducted under and pursuant to this Agreement;

                (b) The Manager shall maintain all records with regard to the Company's Business separately from the records of its other businesses, provided that the Company may use identical computer and other systems so long as information with regard to the Company is maintained separately and in an identifiable manner.

         Section 4.2     Company Property.
                         ----------------

         All Books and Records kept by the Manager in connection with the Company's Business managed by the Manager shall be and remain the sole property of the Company and will remain the property of the Company following termination of this Agreement.

                       ARTICLE V - MANAGER COMPENSATION

         Section 5.1     In General.
                         -----------

         As consideration for the Manager performing its obligations under this Agreement, the Company will pay the Manager the fees set forth in this Article V, subject to a maximum amount of $10 million per Agreement Year.

         Section 5.2     Flat Fee.
                         ---------

         The Company shall pay the Manager each Agreement Quarter, within 15 business days of the end thereof, a pro-rata portion of a flat fee of $2 million per Agreement Year, provided that the Manager in all material respects performs its obligations pursuant to this Agreement and reaches certain Gross Premium Target Amounts as to the amount of premium written during that Agreement Year.

         Section 5.3     Reserve-based Fee.
                         -----------------

                 (a) The Company shall pay the Manager each Agreement Quarter, within 15 business days of the end thereof, a fee based on:

                         (i) the sliding scale set out in subsection (b) of this Section of the weighted averaged Reserves (averaged over the preceding three (3) month period ending that Agreement Quarter), less

                         (ii) amounts attributable to HVB Introduced Business, less
                  ----

                         (iii) any increases in Reserves on business (other than HVB Introduced Business) over Reserves initially established for such business.

                (b)     The sliding scale is as follows:

                        (i) 1.50% per annum of the first $300 million of Reserves;

                        (ii) 1.00% per annum of the next $300 million of Reserves;

                        (iii) 0.50% per annum of the next $300 million of Reserves; and

                        (iv) 0.25% per annum of all amounts above $900 million.

                (c) For the purposes of this Section 5.3, "Reserves" shall include the periodic accretion of loss reserve discount and shall be construed as follows:

                        (i) in relation to the life and annuity business and retrospective property/casualty business of the Company, the reserves established for such business; and

                        (ii) in relation to the other lines of insurance business and prospective property/casualty business of the Company, the present value of unpaid loss reserves for such business up to a loss ratio of 100 percent.

        Section 5.4     Fee for HVB Introduced Business.
                        -------------------------------

         The Company shall pay the Manager each Agreement Quarter, within 15 business days of the end thereof, a one time fee of:

                (a) 0.25% of net written premium attributable to HVB Introduced Business for the first $300 million of such premium during the Term of this Agreement; and

                (b) 0.50% of net written premium attributable to HVB Introduced Business for all such premium over $300 million during the Term of this Agreement.

        Section 5.5     Fee Refund.
                        -----------

        In the event that at the end of each Agreement Year the Gross Premium Target Amounts are not met, the Manager or, failing that, Max Re Parent shall, within 15 business days, refund to the Company, $1 million for that Agreement Year, provided that such refund shall not apply if the failure to meet the Gross Premium Target Amounts is directly due to the acceptance by the Company of any HVB Introduced Business. In the event that the Company and/or Max Re Parent has made a prior refund to the Company for the first Agreement Year, and the Gross Written Premium Target by the end of the second Agreement Year, excluding the HVB Introduced Business, is exceeded and, provided that HVB has suffered no
                                          --------
adverse tax or other regulatory consequences, the Company shall rebate the refunded amounts (without interest) to the Manager and/or Max Re Parent, as the case may be, after the end of the second Agreement Year.

        Section 5.6     Services Covered by Fees.
                        ------------------------

         Day-to-day operational costs will be covered by the fees set forth in
Section 5.2, Section 5.3, Section 5.4 and Section 5.5, which will cover all costs and responsibilities set out in this Agreement, including the secondment of three (3) staff to the Company, rental space (including without limitation, four dedicated fully equipped work-stations and shared use of conference rooms), the use and management of the Max Re Parent general ledger system, current and future telephone and information technology platforms and relevant links to HIVB and other related costs.

        Section 5.7     Additional Direct Expenses Payable by the Company.
                        --------------------------------------------------

         The Company will pay the Manager directly only the following expenses and such other expenses that the Company agrees to in advance from time to time:

                (a) the following corporate expenses: annual audit, corporate legal expenses, Board of Director's expenses and director's and officer liability insurance premiums;

                (b) the following direct transactional expenses: brokerage, taxes, reinsurance letter of credit and reinsurance trust fees; and

                (c) counsel fees related to litigation involving claims under Insurance and Reinsurance Contracts entered into by the Company.

             ARTICLE VI - ACCESS TO EMPLOYEES; EXAMINATION; AUDIT

        Section 6.1     Access to Employees and Books and Records.
                        ------------------------------------------

        The Manager shall provide the Company and HVB (and its regulators or auditor) access to employees of the Manager and the Books and Records of the Company. In addition, the Manager shall permit employees of HVB to observe and inspect the operations of the Manager as they relate to the risks insured by the Company.

        Section 6.2     Examination.
                        -----------

         The Company or its representatives shall have the right to examine and inspect at any reasonable time any and all of the Manager's books and records relating to the Company's Business. At the Company's option, in lieu of the Company or its representatives examining such books and records at the Manager's place or places of business where such books and records are maintained by the Manager, the Manager agrees to promptly provide copies of such books and records to the Company on receipt of a written request from the Company. The Manager shall cooperate fully with any such examination and provide all such books and records requested by the Company or its representatives, subject to the confidentiality provisions set forth in Article XI.

        Section 6.3     Audit.
                        ------

         The Manager shall permit the Books and Records of the Company maintained by it to be audited by an auditor appointed by the Company at any time upon notice from the Company.

                  ARTICLE VII- INDEMNIFICATION AND INSURANCE

        Section 7.1     Indemnification by Max Re Parent and the Manager.
                        -------------------------------------------------

                (a) Max Re Parent and the Manager, jointly and severally, shall indemnify and hold harmless the Company (and its directors, officers, employees and agents) from and against any and all Liabilities, Actions and Damages resulting from, arising out of or directly relating to:

                         (i) any willful misconduct or gross negligence on the part of the Manager; or

                         (ii) the breach by the Manager or any of its employees of any representation, warranty, agreement or covenant made under this Agreement.

                (b) Notwithstanding the provisions of subsection (a) of this Section, neither Max Re Parent nor the Manager shall be liable for Liabilities, Actions and Damages resulting from, arising out of or directly relating to:

                         (i) non-material breaches by the Manager of the performance standards under Section 2.3;

                         (ii) failure of any HVB Introduced Business to meet the underwriting criteria of the Company as set out in the Annual Business Plan in effect at the time such HVB Introduced Business first becomes insured or reinsured by the Company; or

                         (iii) failure of the Manager to comply with the covenant set forth in Section 3.3(c) due to the kinds of invested assets of the Company or performance of invested assets of the Company which are outside the control of the Manager.

        Section 7.2     Indemnification by the Company.
                        ------------------------------

        The Company shall indemnify and hold harmless the Manager (and its directors, officers, employees and agents) from and against all Liabilities, Actions and Damages brought or incurred by third parties to this Agreement (other than any Affiliates of the Manager) resulting from, arising out of or directly relating to:

                (a) any error, omission, tort or any other negligence on the part of the Manager, other than gross negligence, willful misconduct, fraud or dishonesty of the Manager; or

                (b) the Manager's performance of its obligations under this Agreement to the extent such Liabilities, Actions and Damages are not caused by any gross negligence, willful misconduct, fraud or dishonesty of the Manager.

         Section 7.3    Indemnification by HVB.
                        ----------------------

                 (a) HVB shall indemnify and hold harmless the Manager (and its directors, officers, employees and agents) from and against all Liabilities, Actions and Damages resulting from, arising out of or directly relating to any claims in relation to any failure of any HVB Introduced Business to meet the underwriting criteria of the Company as set forth in the Annual Business Plan in effect at the time such HVB Introduced Business first becomes insured or reinsured by the Company.

                 (b) Notwithstanding the provisions of subsection (a) of this Section, HVB shall not be liable for Liabilities, Actions and Damages resulting from, arising out of or directly relating to:

                        (i) any claim made against the Manager (by or its directors, officers, employees or agents) which is brought by or on behalf of Max Re Parent or its Affiliates (or their directors, officers, employees or agents);

                        (ii) any single claim for an amount that is less than $10,000;

                        (iii) any failure to meet applicable Annual Business Plan underwriting criteria that is subsequently approved or ratified by the Board of Directors of the Company (including the consent of both Max Re Parent and HVB); or

                        (iv) any gross negligence or willful misconduct, fraud or dishonesty of the Manager.

        Section 7.4     Indemnification Procedures.
                        --------------------------

                (a) In the case of any claim asserted by a third party against a party entitled to indemnification under Article VII (the "Indemnified Party"), notice shall be given by the Indemnified Party to
          -----------------
         the party required to provide indemnification (the "Indemnifying
                                                             ------------
         Party") promptly after such Indemnified Party has actual knowledge of
         -----
         any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any Litigation resulting therefrom, provided that:
                                         --------

                        (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or Litigation shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense; and

                        (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party or such Indemnifying Party is materially prejudiced by way of any forfeiture of rights or defenses or otherwise as a result of such failure to give notice.

                  (b) Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or Litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or Litigation. The parties shall cooperate in the defense of any claim or Litigation subject to this Article VII and the records of each shall be available to the other with respect to such defense.

         Section 7.5     Insurance Requirements.
                         ----------------------

         During the Term of this Agreement and for so long as the Manager has any obligations hereunder, the Manager will maintain the following kinds of insurance with one or more reputable insurers that are satisfactory to the
Company:

                (a) Liability insurance that covers errors and omissions arising out of the Manager's obligations under this Agreement which shall, at a minimum, have the following features:

                         (i) a per occurrence limit of liability of at least $5 million;

                         (ii) an annual aggregate limit of liability of at least $5 million;

                         (iii) a deductible or self-insured retention of no greater than $250,000;

                         (iv) a provision providing at least 30 days' notice to the Company and HVB of:

                                1.       cancellation;

                                2.       nonrenewal;

                                3.       reduction of coverage limits;

                                4. increased deductible and self-insured retention; or

                                5.       additional exclusions; and

                         (v) a provision adding the Company as an additional named insured thereunder.

                (b) Insurance coverage, in a form reasonably acceptable to the Company, providing general liability insurance, automobile liability insurance, workers' compensation and employers liability insurance and fidelity (bond) coverage adequate and suitable for its business and on such terms, covering such risks, containing such deductibles and retentions and in such amounts as insurance coverage customarily carried by the Max Re Group.

         Section 7.6  Certificates of Insurance.
                      -------------------------

         Upon execution of this Agreement and thereafter upon renewal, the Manager will provide the Company with one or more certificates of insurance evidencing the existence of the amounts and forms of insurance coverages described in Section 7.5 These certificates of insurance must expressly evidence the provisions mandated in Section 7.5.

                      ARTICLE VIII- TERM AND TERMINATION

         Section 8.1  Term
                      ----

         This Agreement shall commence on the Effective Date and terminate as provided in this Article VIII.

         Section 8.2  Termination On Notice.
                      ---------------------

         This Agreement may be terminated by the Company or the Manager with at least one year's prior written notice of termination, provided that termination under this Section 8.2 shall be effective no earlier than the end of the third Agreement Year.

         Section 8.3  Termination by the Company For Cause.
                      -------------------------------------

         This Agreement may be terminated by the Company immediately by notice served on the Manager if at any time:

                 (a) the Manager or Max Re Parent, as the case may be, commits a material breach of its obligations under this Agreement or Max Re Parent or Max Re commits a material breach of the Stock Purchase and Subscription Agreement or any other Ancillary Agreement (as defined in the Stock Purchase and Subscription Agreement) and, in the case of a breach capable of remedy, fails to remedy such breach within 7 days of being specially required in writing to do so by the Company or HVB;

                 (b) Max Re, the Manager, Max Re Parent or any principal of any thereof engages in fraud or dishonesty or any act involving moral turpitude;

                 (c) Max Re loses its authority to carry on an insurance or reinsurance business in Bermuda or the Manager loses its ability to carry on an insurance management business in Bermuda;

                 (d) a distress, execution, sequestration or other process is levied or enforced upon or sued out against the property of Max Re Parent, Max Re or the Manager which is not discharged within 10 days;

                 (e) Max Re Parent, Max Re or the Manager is unable to pay its debts in the normal course of business;

                 (f) Max Re Parent, Max Re or the Manager ceases or threatens to cease, wholly or substantially, to carry on its business;

                 (g) an encumbrancer takes procession of or a receiver or trustee is appointed over the whole or any part of the undertaking, property or assets of Max Re Parent, Max Re or the Manager;

                 (h) an order is made or a resolution is passed for the winding-up of Max Re Parent, Max Re or the Manager; or

                 (i) Max Re Parent ceases to own the controlling interest in, or ceases to exercise effective day-to-day management control over or permits the sale, transfer or other disposition of all or substantially all of the assets of, Max Re or Manager.

         Section 8.4    Termination by the Manager For Cause.
                        -------------------------------------

         This Agreement may be terminated by the Manager immediately by notice served on the Company if at any time:

                 (a) the Company commits a material breach of its obligations under the Stock Purchase and Subscription Agreement, this Agreement or any other Ancillary Agreement (as defined in the Stock Purchase and Subscription Agreement) or HVB commits a material breach of the Stock Purchase and Subscription Agreement and, in the case of a breach capable of remedy, fails to remedy such breach within 7 days of being specially required in writing to do so by the Manager;

                 (b) the Company engages in fraud or dishonesty or any act involving moral turpitude, provided that such fraud, dishonesty or act
                                    --------
         does not, directly or indirectly, result from, arise out of or directly relate to any act or failure to act by the Manager;

                 (c) the Company loses its authority to carry on an insurance or reinsurance business in Bermuda, provided that such loss does not,
                                             --------
         directly or indirectly, result from, arise out of or directly relate to any act or failure to act by the Manager;

                 (d) a distress, execution, sequestration or other process is levied or enforced upon or sued out against the property of HVB or the Company which is not discharged within 10 days;

                 (e) HVB or the Company is unable to pay its debts in the normal course of business;

                 (f) HVB or the Company ceases or threatens to cease, wholly or substantially, to carry on its business;

                 (g) an encumbrancer takes procession of or a receiver or trustee is appointed over the whole or any part of the undertaking, property or assets of HVB or the Company; or

                 (h) an order is made or a resolution is passed for the winding-up of HVB or the Company.

         Section 8.5    Performance During Period of Notice.
                        -----------------------------------

         During any period of notice of termination, both the Manager and the Company shall continue to perform their respective obligations in accordance with the terms of this Agreement.

         Section 8.6    No Prejudice.
                        ------------

         Termination in accordance with the above provisions, or howsoever effected, shall take effect without prejudice to the rights and obligations of the parties which have accrued at the date of termination or which may subsequently accrue.

               ARTICLE IX- TRANSFER OF EXISTING COMPANY BUSINESS

         Section 9.1    In General.
                        -----------

         In the event of:

                        (i)    the winding-up of the Company;

                        (ii) a reduction of capital or other restructuring of the Company;

                        (iii) the Company exiting of a particular type of reinsurance business;


then the Manager or, failing th at, Max Re Parent shall use its best efforts to retrocede to Max Re (and Max Re shall have the first right of refusal to) the applicable book of Insurance and Reinsurance Contracts of the Company (the "Existing Company Business") at the relevant time at market rates. If due to
 -------------------------
sound business reasons, Max Re is unable to accept a retrocession of the Existing Company Business, in whole or in part, then the Company or (failing whom) Max Re Parent shall use its best efforts to retrocede the whole or (as the case may be) part of the Existing Company Business to a third party at market rates.

         Section 9.2    Max Re Right to Bid.
                        --------------------

         If, after this Agreement has been terminated, the Company is seeking to retrocede any of the Existing Company Business (excluding the HVB Introduced Business) then the Company will, as long as it does not disadvantage the Company, allow Max Re to bid at market rates on such business.

                       ARTICLE X - EFFECT OF TERMINATION

         Section 10.1   Fees.
                        -----

         If this Agreement is terminated, then any fees under Article V with respect to the performance of the Manager under this Agreement will be prorated to the effective date of termination.

         Section 10.2   Return of Books and Records.
                        ---------------------------

                 (a) On or as of the termination of this Agreement, the Company shall be entitled to require the Manager to carry out one or more of the following:

                        (i) deliver to the Company or its designee, in a mutually agreeable format, all the Books and Records, however generated, relating to the Company's Business including any off-line storage and security copies of the Data;

                        (ii) store on magnetic, optical or other media all or any of the information then stored on-line relating the Company's Business and to deliver such media, in a mutually agreeable format, to the Company or its designee; and

                        (iii) make and deliver to the Company or its designee such printouts of information relating to the Company's Business as the Company may reasonably require.

                 (b) The Manager shall cooperate fully with the Company or its designee in performing its obligations under this Section 10.2.

         Section 10.3   Survival.
                        ---------

         The following provisions of this Agreement will survive the termination of this Agreement: Articles I, IV, V, VII, X, XI and XII and Sections 9.2, 13.2 and 13.3.

                          ARTICLE XI- CONFIDENTIALITY

         Section 11.1   In General.
                        -----------

         Each of the Company and the Manager shall keep confidential and not use or disclose any information previously or hereafter obtained by it pursuant to this Agreement (the party receiving such information is hereinafter referred to as the "Receiving Party") with respect to the other or such other's parents,
        ---------------
subsidiaries, Affiliates or other related entities (the party, or such party's parents, subsidiaries, Affiliates or other related entities, with respect to which the information relates is hereinafter referred to as the "Disclosing
                                                                 ----------
Party") in connection with this Agreement and the negotiations preceding this
-----
Agreement (such information is hereinafter referred to as the "Confidential
                                                               ------------
Information"), and the Receiving Party will use such Confidential Information
-----------
solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, the Receiving Party shall either return to the Disclosing Party, without retaining a copy thereof, or destroy, any schedules, documents or other written or electronically stored information constituting Confidential Information (or prepared based upon such Confidential Information) in connection with this Agreement and the transactions contemplated hereby and the negotiations preceding this Agreement. Without limiting the generality of the foregoing, the Receiving Party shall be permitted to disclose any Confidential Information to such of its Affiliates, officers, directors, employees, agents, lenders and representatives (collectively, "Representatives") as have a need to know such Confidential Information,
 ---------------
provided such Representatives shall be informed that disclosure of such
--------
Confidential Information by such Representatives would be in contravention hereof and the Receiving Party shall be responsible for any disclosure prohibited hereby by any of its Representatives.

         Section 11.2   Exceptions.
                        -----------

         Notwithstanding Section 11.1, the Receiving Party shall not be required to keep confidential or return any information which:

                 (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the Disclosing Party;

                 (b) is or becomes publicly known other than as a result of the disclosure by the Receiving Party or its Representatives;

                 (c) is required to be disclosed pursuant to an order or request of a judicial or governmental authority, an arbitrator or arbitration panel or a selfregulatory body or pursuant to any law or regulation in any jurisdiction (provided that the Disclosing Party, to the extent permitted by law, is given reasonable prior written notice); or

                 (d) is developed by the Receiving Party independently of, and is not based upon, the Confidential Information.

                           ARTICLE XII - ARBITRATION

         Section 12.1   Arbitration.
                        -----------
         All disputes, controversies or claims arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Bermuda International Conciliation and Arbitration Act 1993, except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda, and it shall be conducted in the English language.

         Section 12.2   Arbitrators.
                        -----------

         Unless the parties otherwise agree, the arbitration shall be conducted by three arbitrators. Each party shall nominate one arbitrator by written notice to the other party and the two arbitrators shall appoint the third arbitrator who shall act as chairperson. Such nominations of the party-nominated arbitrators shall be made within 14 days of the service of a written demand for arbitration by either party. In the event that a party does not nominate an arbitrator within such

14-day period or the two arbitrators are unable to agree on the third arbitrator within 14 days after appointment of the party-appointed arbitrator or if the third arbitrator declines to act, the appointment of the remaining arbitrator(s) shall be made by the London Court of International Arbitration at the request of either party.

         Section 12.3   Qualification of Arbitrators.
                        ----------------------------

         The arbitrators nominated or appointed shall be impartial and, unless the parties otherwise agree, either attorneys with specialist knowledge of the reinsurance and insurance industry of at least 10 years admission to the bar, or reinsurance and insurance industry professionals of at least 10 years standing. Any objection to the qualifications of any arbitrator must be made, if at all, within 10 days of notice of the nomination or appointment of such arbitrator.

         Section 12.4   Procedure.
                        ----------

         The arbitral tribunal shall decide the procedure and time periods for the arbitral proceedings so as to resolve the dispute, controversy or claim as soon as practicable. Section

         Section 12.5   Arbitration Award.
                        -----------------

         The arbitral award shall be in writing, shall state reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

         Section 12.6   Consolidated Proceedings.
                        ------------------------

         In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within 90 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement, the Stock Purchase and Subscription Agreement, the Max Re Parent Agreement or the other Ancillary Agreements (as defined in the Stock Purchase and Subscription Agreement). The arbitrators shall not consolidate such arbitrations unless they determine that
(i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and
(ii) no party hereto would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under Stock Purchase and Subscription Agreement, the ruling of the panel appointed under the Stock Purchase and Subscription Agreement shall control. In the case of a consolidated proceeding, the arbitrators in that proceeding shall be named as provided in the Stock Purchase and Subscription Agreement.

                             ARTICLE XIII- GENERAL

         Section 13.1   Relationship of the Parties.
                        ---------------------------

         The Company and the Manager are independent of one another. Nothing in this Agreement shall be deemed to create:

                 (a)    a joint venture or partnership between the parties;

                 (b)    a relationship of employer and employee;

                 (c)    a relationship of principal and agent;

                 (d) or any relationship other than independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement

         Section 13.2   Notices.
                        --------

                 (a) Any notice or other communication required or permitted to be given under this Agreement shall be in writing and (unless some other method of giving the same is specified or accepted in writing by the recipient) shall be effective:

                        (i) when personally delivered during normal business hours to the addressee at the address designated for such delivery;

                        (ii) on the date of receipt specified in any return receipt if it shall have been deposited in the mails, certified or registered with return receipt requested and postage thereon fully prepaid, or sent by Federal Express or other recognized domestic courier service, addressed to the addressee at such address; or

                        (iii) on the day it shall have been given by telex (with appropriate answerback received) or facsimile transmission if such facsimile is followed within two Business Days by a written notice mailed in accordance with clause (ii) above to the addressee at such address, whichever of the foregoing shall first occur.

                 (b) Until otherwise specified by written notice, the addresses for any such notice or other communication shall be as follows:

                        If to the Manager:
                        Max Re Managers Ltd.
                        Ascot House
                        28 Queen Street
                        Hamilton HIM 11
                        Bermuda
                        Attn:    Chief Financial Officer
                        Tel:     441-296-8800
                        Fax:     441-296-8811

                           If to the Company:

                           Grand Central Re Limited
                           Ascot House
                           28 Queen Street
                           Hamilton HM 11
                           Bermuda
                           Attn:    President
                           Tel:     441-296-8800
                           Fax:     441-296-8811

                           with copies to:

                           Bayerische Hypo- und Vereinsbank AG
                           do HVB America Inc.
                           150 East 42nd Street
                           New York, New York 100 17-4679
                           Attention:       Thomas Glynn
                           Tel:     212-672-6013
                           Fax:     212-672-5522

                           and

                           Bayerische Hypo- und Vereinsbank AG
                           do HVB America Inc.
                           150 East 42nd Street
                           New York, New York 10017-4679
                           Attention:       General Counsel
                           Tel:     212-672-5393
                           Fax:     212-672-5531

                           If to Max Re Parent:

                           Max Re Capital Ltd.
                           Ascot House
                           28 Queen Street
                           Hamilton HIM 11
                           Bermuda
                           Attn:    Chief Financial Officer
                           Tel:     441-296-8800
                           Fax:     441-296-8811

                           If to HVB:

                           Bayerische Hypo- und Vereinsbank AG
                           do HVB America Inc.
                           150 East 42nd Street
                           New York, New York 10017-4679
                           Attention:       Thomas Glynn
                           Tel:     212-672-6013
                           Fax:     212-672-5522

                           with a copy to:

                           Bayerische Hypo- und Vereinsbank AG
                           do HVB America Inc.
                           150 East 42nd Street
                           New York, New York 100174679
                           Attention:       General Counsel
                           Tel:     212-672-5393
                           Fax:     212-672-5531

         Section 13.3      Governing Law.
                           -------------

         This Agreement shall be governed by and construed according to the laws of the Bermuda.

         Section 13.4      No Waiver.
                           ----------

         Failure of any party to enforce any provision of this Agreement shall not constitute a course of conduct or waiver in the future of the right to enforce the same or any other provision.

         Section 13.5      Offset.
                           -------

         The Company and the Manager may offset any balance due to it from the other under this Agreement.

         Section 13.6      Counterparts.
                           ------------

         This Agreement may be signed in multiple counterparts. Each counterpart shall be considered an original instrument, but all of them in the aggregate shall constitute one agreement.

         Section 13.7      Severability.
                           ------------

         In the event that any word, sentence, paragraph provision or article of this Agreement is found to be void or voidable, the remainder of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted.

         Section 13.8      Assignment and Third Party Beneficiaries.
                           ----------------------------------------

         This Agreement is entered into for the benefit of the parties hereto and their respective successors, legal representatives and assigns. No other person or entity shall obtain an interest herein or be deemed to be a beneficiary of the provisions contained herein except as specifically set forth herein. This Agreement may not be assigned by any party without the written consent of the other parties.

         Section 13.9      Integration: Amendment: Reliance.
                           --------------------------------

                 (a) This Agreement and the Side Letter (as defined in the Stock Purchase and Subscription Agreement) sets out the entire understanding of the parties with respect to the matters with which it deals and may be amended or modified only by written instrument duly executed by each party.

                 (b) Each party acknowledges that it has not relied upon or been induced to enter into this Agreement by any representation other than a representation expressly set out in this Agreement and neither party shall be liable to the other in equity, contract, tort or in any other way for any representation not expressly set out in this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         MAX RE MANAGERS LTD.


                                         By:
                                            ----------------------------------
                                            Name:   Keith Hynes
                                            Title:  President

                                          MAX RE CAPITAL LTD.


                                         By:
                                            ------------------------------------
                                            Name: Robert J. Cooney
                                            Title: President


                                         BAYERISCHE HYPO- UND
                                         VEREINSBANK AG


                                         By:
                                            ------------------------------------
                                            Name:    Thomas J. Glynn
                                            Title:   Managing Director


                                         By:
                                            ------------------------------------
                                            Name:    Jon D. Karnofsky
                                            Title:   Director

                                         GRAND CENTRAL RE LIMITED


                                         By:
                                            ------------------------------------
                                            Name:    Stephan Bub
                                            Title:   Chairman of the Board


                                         By:
                                            ------------------------------------
                                            Name:    Thomas J. Glynn
                                            Title:   Deputy